1347 Property Insurance Holdings, Inc. 10-K

1347 PROPERTY INSURANCE HOLDINGS, INC AND SUBSIDIARIES

EXHIBIT 10.17

FORM OF OPTION AGREEMENT ISSUED TO THE DIRECTORS OF 1347 PROPERTY INSURANCE HOLDINGS, INC.

MEMORANDUM OF AGREEMENT made as of the ___ day of _____, 2014.

BETWEEN:

1347 PROPERTY INSURANCE HOLDINGS, INC.,
incorporated pursuant to the laws of the State of
Delaware

(hereinafter called the “Corporation”)
OF THE FIRST PART
- and -

(hereinafter called the “Participant”)
OF THE SECOND PART

WHEREAS the Corporation has established the 2014 Equity Incentive Plan, as amended from time to time (the “Plan”), to attract, retain and motivate persons as directors, officers and other employees of the Corporation and its Subsidiaries and to advance the interests of the Corporation by providing such persons with the opportunity to acquire an increased proprietary interest in the Corporation pursuant to and in accordance with the Plan; and

WHEREAS the Participant is a director, officer or employee of the Corporation, or one of its Subsidiaries, and the Board of Directors of the Corporation has authorized the granting to the Participant by the Corporation of an option to purchase Common Shares;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Corporation, it is agreed by and between the parties hereto as follows:

1.	In this Agreement and in any amendments hereto, (a) words and phrases as used herein shall have the same meaning as used in the Plan, and (b) the following terms shall have the following meanings respectively:

“Expiry Time” means 5:00 p.m. Central time on _______, 2019; provided that if such date shall occur during or within 10 business days after a period (a “Black-out Period”) in which the Participant is restricted from buying or selling Common Shares under the Corporation’s trading policy or applicable law, the Expiry Date instead shall be the 10th business day after the end of the Black-out Period.

“Option Period” means the period of time commencing on ________, 2014 (the “Grant Date”) and terminating on the Expiry Time

1347 PROPERTY INSURANCE HOLDINGS, INC AND SUBSIDIARIES

2.	Subject to the terms and conditions hereinafter set out and those of the Plan, the Corporation hereby grants to the Participant an irrevocable option (the “Option”) to purchase a total of ______ Common Shares (being hereinafter called the “Optioned Shares”) at the price of $_____ per Common Share (the “Option Price”). This Option is not intended to be an incentive stock option, within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

3.	Subject to the terms and conditions hereinafter spelled out, the Option shall be immediately vested and exercisable as of the Grant Date, and the Participant shall have the right to exercise the Option granted hereby with respect to any or all of the Optioned Shares at any time or times prior to the Expiry Time, regardless of whether the Participant remains in employment with the Corporation through such Expiry Time.

4.	The Option granted hereby shall be exercisable, in whole, in the time period specified in Section 3 hereof, by the Participant or his legal personal representatives (i) giving a notice in writing (an “Exercise Notice”) addressed to the Corporation, delivered to the registered office of the Corporation, which notice shall specify therein the number of Optioned Shares in respect of which the Option is being exercised and shall be accompanied by payment of the Option Price in full either (A) in cash or (B) in cash by a broker-dealer acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise and (ii) by executing such documents as the Corporation may reasonably request. No Common Shares shall be issued and no certificate representing Common Shares shall be delivered until the full Option Price therefor and any withholding taxes thereon, have been paid.

5.	Upon any exercise of the Option from time to time as aforesaid, the Corporation shall, subject to compliance with the registration, listing and other requirements of the Plan, forthwith cause the transfer agent and registrar of the Corporation to deliver to the Participant or his legal personal representatives as they may otherwise direct in the notice of exercise of the Option, a certificate or certificates in the name of the Participant or his legal personal representatives (as he or they may have otherwise so directed) representing in the aggregate such number of Optioned Shares as the Participant or his legal personal representatives shall have then paid for and as are specified in such notice in writing.

6.	Nothing herein contained or done pursuant hereto shall obligate the Participant to purchase or pay for any Optioned Shares except those Optioned Shares in respect of which the Participant shall have exercised the Option in the manner provided herein and in the Plan.

7.	In the event of any subdivision, redivision or change of the Common Shares of the Corporation at any time prior to the Expiry Time, the number of Common Shares deliverable by the Corporation on any exercise of the Option thereafter and the Option Price payable upon such exercise shall be adjusted in accordance with the Plan.

8.	The Participant shall have no rights whatever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) other than in respect of Common Shares issued in connection with an exercise of the Option granted hereby.

9.	Notwithstanding anything herein to the contrary, in the event the Option granted hereby is exercised in whole or in part, the underlying Common Shares may not be sold in the United States unless a Registration Statement on Form S-8 under the United States Securities Act of 1933 is in effect with respect to the Plan and the Common Shares issuable in connection with awards under the Plan. A Registration Statement on Form S-8 will be filed with the United States Securities and Exchange Commission on ______, 2014.

1347 PROPERTY INSURANCE HOLDINGS, INC AND SUBSIDIARIES

10.	Nothing in the Plan or herein confers upon the Participant any right to continue in the employ of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any Subsidiary to terminate his employment at any time; nor shall anything in the Plan or herein be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of the Participant beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or Subsidiary.

11.	Time shall be of the essence of this Agreement.

12.	The Option granted hereby is personal to the Participant and, subject to the provisions of the Plan, are non-assignable.

13.	This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and the Participant and his legal personal representatives. This Agreement shall not be assignable by the Participant or his legal personal representatives.

14.	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15.	In the event of any conflict between the provisions of this Stock Option Agreement and the Plan, the provisions of the Plan shall prevail.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

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Witness

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)	1347 PROPERTY INSURANCE HOLDINGS INC.

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)	Per:

Name:

Title: